Exhibit 99.1

Spire Global Announces First Quarter 2024 Results

●
First quarter revenue of $25.7M; midpoint guidance of 20% sequential revenue growth for second quarter
●
Improved GAAP operating loss in first quarter of ($11.9M), 18% year-over-year improvement
●
Lowered Non-GAAP operating loss1 to ($7.0M), 28% year-over-year improvement
●
Robust remaining contracted performance obligations not yet recognized as revenue of $195.7 million
●
Reiterating expectations for positive cash flow from operations for remainder of 2024 and positive free cash flow in summer 2024

VIENNA, VA, May 15, 2024 – Spire Global, Inc. (NYSE: SPIR) (“Spire” or “the Company”), a leading provider of space-based data, analytics and space services, today announced results for its quarter ended March 31, 2024. The Company will hold a webcast at 5:00 pm ET today to discuss the results.

“For over a decade, Spire's trajectory has been shaped by two enduring global megatrends: global security and the escalating impacts of climate change,” said Peter Platzer, Spire CEO. “Since our founding, we’ve focused on providing insights that can only be gained from the ultimate vantage point of space to help solve these global issues. Now with the sophistication and increased adoption of technologies like artificial intelligence, we’re seeing an even bigger opportunity to provide more accurate and reliable insights, powered by our proprietary data set.”

“Over the last two years our strategy has been unwavering – prioritize diligent capital allocation as we drive towards consistent, sustainable profitable growth,” said Leo Basola, Spire CFO. “We improved our cash position during the first quarter, raising gross proceeds of $40 million, and we are making headway towards reducing our financing cost. We expect a strong increase in revenue during the second quarter, and through our disciplined cost actions, we expect positive adjusted EBITDA in the second quarter and remain on track for positive free cash flow this summer.”

First Quarter 2024 Highlights

Financial:

●
First quarter 2024 revenue was $25.7 million, representing 6% year-over-year growth.
●
First quarter 2024 U.S. generally accepted accounting principles (“GAAP”) operating loss was $11.9 million, an 18% improvement year-over-year. First quarter 2024 non-GAAP operating loss1 was $7.0 million, a 28% improvement year-over-year.

1 Non-GAAP Financial Measure, please see section titled Non-GAAP Financial Measures for the definition of such measures and the reconciliation tables at the end of this release for reconciliation to the most directly comparable GAAP measure.

●
GAAP operating margin was (46%) and non-GAAP operating margin1 was (27%), each reflecting a 14-percentage point improvement year-over-year. The Company believes these results reflect its ongoing focus on cost control and drive towards profitability.
●
First quarter 2024 net loss was $25.2 million, a 43% decline year-over-year, and adjusted EBITDA1 was negative $1.1 million, reflecting an 84% improvement year-over-year.
●
As of March 31, 2024, the remaining performance obligations under contract not yet recognized as revenue was $195.7 million. The Company expects to recognize approximately 42% of these future commitments over the next 12 months.
●
During the first quarter of 2024, the Company raised gross proceeds of $40.0 million at an average price of $13.44 per share, which the Company believes positions it to re-finance its existing Blue Torch Capital loan to lower its cost of funding.

Business:

●
In April, Spire announced a multi-million-dollar deal with a financial firm for weather forecasts. Spire will provide its high-resolution weather forecast model, which offers a six-day outlook powered by proprietary data collected from space, and develop an AI-powered model for long-range forecasting. Spire's multipurpose constellation of satellites, utilizing radio occultation technology, captures precise vertical profiles of temperature, pressure, and humidity across the globe, including under-observed areas and remote regions. By utilizing these proprietary datasets to initialize an AI forecasting model, Spire is ushering in a new era of accuracy, speed and reliability in weather forecasting.
●
In March, Spire announced it was awarded a Space Services deal to scale the constellation for HANCOM InSpace (“Hancom”). Under the agreement, Spire will build and operate two additional satellites, expanding the capabilities of HANCOM-1 (Sejong-1). Together, these satellites will form a constellation for South Korea’s first three-satellite remote sensing image data service. The missions are focused on collecting optical imagery for applications in the agriculture sector and the expansion of its existing image analysis portfolio offerings. Hancom plans to launch and operate a constellation of up to 50 satellites.
●
In February, Spire announced it was awarded €8.4 million by the European Maritime Safety Agency (“EMSA”) for provision of SAT-AIS data services. Through two framework contracts, Spire will continue to deliver global and real-time satellite AIS data for vessels tracking. The data will be integrated into EMSA’s SAT-AIS services, which aim to improve global vessel traffic monitoring with a focus on areas like polar regions where terrestrial AIS network coverage is limited.

Financial Outlook

Spire is providing the following guidance for the second quarter 2024 and is revising its guidance for the full year ending December 31, 2024:

	Q2'24 Ranges		FY'24 Ranges
	Low	High	Low	High
Revenue (millions)	$29.0	$33.0	$122.0	$132.0
Y/Y Growth	9%	25%	15%	25%
Non-GAAP Operating (Loss) Income (millions)	$(3.0)	$1.0	$(11.0)	$(1.0)
Adjusted EBITDA (millions)	$2.0	$5.0	$7.0	$15.0
Non-GAAP Loss Per Share	$(0.31)	$(0.15)	$(1.11)	$(0.70)
Basic Weighted Average Shares (millions)	24.7	24.7	24.2	24.2

Non-GAAP operating loss/income, adjusted EBITDA and non-GAAP loss per share included in the table above are non-GAAP measures. Please see the section titled “Non-GAAP Financial Measures” for the definition of such measures. Spire has provided a reconciliation of GAAP to non-GAAP financial measures in the tables included in this press release for its first quarter 2023 and 2024 results, as well as its outlook for such measures for the second quarter and full year 2024.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain, and the conference call will contain, non-GAAP financial measures, including free cash flow, non-GAAP gross profit, non-GAAP gross margins, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative expenses, non-GAAP operating loss/income, non-GAAP operating margin, EBITDA, Adjusted EBITDA, non-GAAP net loss/income, and non-GAAP net loss/income per share. Spire’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP financial measures, in evaluating its ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items Spire excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. In addition, other companies may utilize metrics that are not similar to Spire’s. The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in Spire’s financial statements. Investors should note that the excluded items may have had, and may in the future have, a material impact on our reported financial results. Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results. Management encourages investors and others to review Spire’s financial information in its entirety and not rely on a single financial measure.

Spire adjusts the following items from one or more of its non-GAAP financial measures:

Loss on satellite deorbit, launch failure and decommissioning. Spire excludes loss on satellite deorbit, launch failure and decommissioning because if there was no loss, the expense would be accounted for as depreciation and would also be excluded as part of its EBITDA calculation.

Change in fair value of warrant liabilities and contingent earnout liability. Spire excludes these items as they do not reflect the underlying cash flows or operational results of the business.

Other (expense) income, net. Spire excludes other (expense) income, net because it includes unusual items that do not reflect the underlying operational results of its business. Examples of such expenses include prepayment penalties on outstanding debt and vendor dispute legal settlements.

Stock-based compensation. Spire excludes stock-based compensation expenses primarily because they are non-cash expenses that it excludes from its internal management reporting processes. Spire also finds it useful to exclude these expenses when management assesses the appropriate level of various operating expenses and resource allocations when budgeting, planning, and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Stock Compensation, Spire believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between its recurring core business operating results and those of other companies.

Amortization of purchased intangibles. Spire incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is a non-cash expense and is inconsistent in amount and frequency because it is significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. Because these costs have already been incurred and cannot be recovered, and are non-cash expenses, Spire excludes these expenses for its internal management reporting processes. Spire's management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. It is important to note that while this amortization expense is excluded for purposes of non-GAAP presentation, the revenue of the acquired businesses is reflected in the non-GAAP measures and that the assets contribute to revenue generation.

Other acquisition accounting amortization. Spire incurs amortization expense for purchased data rights in connection with the acquisition of exactEarth and certain technologies. Amortization of this asset is a non-cash expense that can be significantly affected by the inherent subjective nature of the assigned value and useful life. Because this cost has already been incurred and cannot be recovered, and is a non-cash expense, Spire excludes this expense for its internal management reporting processes. Spire's management also finds it useful to exclude this charge when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. It is important to note that while this expense is excluded for purposes of non-GAAP presentation, the revenue of the acquired companies is reflected in the non-GAAP measures and that the assets contribute to revenue generation.

Mergers and acquisition related expenses. Spire excludes these expenses as they are transaction costs and expenses associated with the transaction that are generally infrequent in nature and not reflective of the underlying operational results of Spire’s business. Examples of these types of expenses include legal, accounting, regulatory, other consulting services, severance, and other employee costs.

Loss on extinguishment of debt. Spire excludes this as it does not reflect the underlying cash flows or operational results of the business.

Foreign exchange gain/loss. Spire is exposed to foreign currency gains or losses on outstanding foreign currency denominated receivables and payables related to certain customer sales agreements, product costs and other operating expenses. As Spire does not actively hedge these currency exposures, changes in the underlying currency rates relative to the U.S. dollar may result in realized and unrealized foreign currency gains and losses between the time these receivables and payables arise and the time that they are settled in cash. Since such realized and unrealized foreign currency gains and losses are the result of macro-economic factors and can vary significantly from one period to the next, Spire believes that exclusion of such realized and unrealized gains and losses is useful to management and investors in evaluating the performance of its ongoing operations on a period-to-period basis.

Other unusual and infrequent costs. Spire excludes these as they are unusual items that do not reflect the ongoing operational results of its business.

Our additional non-GAAP measures include:

Free Cash Flow. Spire defines free cash flow as net cash provided by/used in operating activities less purchases of property and equipment.

EBITDA. Spire defines EBITDA as net income (loss), plus depreciation and amortization expense, plus interest expense, and plus the provision for (or minus benefit from) income taxes.

Adjusted EBITDA. Spire defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, further adjusted for loss on satellite deorbit, launch failure and decommissioning, change in fair value of warrant liabilities, change in fair value of contingent earnout liability, other (expense) income, net, stock-based compensation, loss on extinguishment of debt, foreign exchange gain/loss, other acquisition accounting amortization, mergers and acquisition related expenses, and other unusual costs. Spire believes Adjusted EBITDA can be useful in providing an understanding of the underlying results of operations and trends and an enhanced overall understanding of its financial performance and prospects for the future. While Adjusted EBITDA is not a recognized measure under GAAP, management uses this financial measure to evaluate and forecast business performance. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations or a measure comparable to net income/loss as it does not take into account certain requirements, such as capital expenditures and related depreciation, principal and interest payments, and tax payments. Adjusted EBITDA is not a presentation made in accordance with GAAP, and Spire’s use of the term Adjusted EBITDA may vary from the use of similarly titled measures by others in its industry due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation.

Conference Call

Spire will webcast a conference call to discuss the results at 5:00 p.m. Eastern Time today. The webcast will be available on Spire’s Investor Relations website at ir.spire.com. A replay of the call will be available on the site for three months.

Safe Harbor Statement

This press release contains forward-looking statements, including information about management's view of Spire’s future expectations, plans and prospects, including our views regarding future execution within our business, and the opportunity we see in our industry, within the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Spire to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents Spire files with the Securities and Exchange Commission, including but not limited to, Spire’s Annual Report on Form 10-K for the year ended December 31, 2023, as well as subsequent reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on Spire’s future results. The forward-looking statements included in this presentation are made only as of the date hereof. Spire cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Spire expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Spire Global, Inc.

Spire (NYSE: SPIR) is a global provider of space-based data, analytics and space services, offering unique datasets and powerful insights about Earth so that organizations can make decisions with confidence in a rapidly changing world. Spire builds, owns, and operates a fully deployed satellite constellation that observes the Earth in real time using radio frequency technology. The data acquired by Spire’s satellites provides global weather intelligence, ship and plane movements, and spoofing and jamming detection to better predict how their patterns impact economies, global security, business operations and the environment. Spire also offers Space as a Service solutions that empower customers to leverage its established infrastructure to put their business in space. Spire has nine offices across the U.S., Canada, UK, Luxembourg, Germany and Singapore. To learn more, visit spire.com.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
(In thousands, except share and per share amounts)	2024	2023
	(Unaudited)	(Unaudited)
Revenue	$25,688	$24,168
Cost of revenue	12,546	10,360
Gross profit	13,142	13,808
Operating expenses:
Research and development	9,909	9,663
Sales and marketing	5,118	6,850
General and administrative	9,818	11,770
Loss on decommissioned satellites	178	—
Total operating expenses	25,023	28,283
Loss from operations	(11,881)	(14,475)
Other income (expense):
Interest income	454	565
Interest expense	(5,053)	(4,578)
Change in fair value of contingent earnout liability	(45)	76
Change in fair value of warrant liabilities	(4,202)	746
Issuance of stock warrants	(2,399)	—
Foreign exchange (loss) gain	(1,538)	1,024
Other expense, net	(551)	(762)
Total other expense, net	(13,334)	(2,929)
Loss before income taxes	(25,215)	(17,404)
Income tax provision	41	269
Net loss	$(25,256)	$(17,673)
Basic and diluted net loss per share(1)	$(1.16)	$(0.98)
Weighted-average shares used in computing basic and diluted net loss per share(1)	21,813,045	18,096,363

(1) The shares of the Company's common stock and the per share amounts for the three months ended March 31, 2023 have been retroactively adjusted to reflect the 1-for-8 reverse stock split.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

	Three Months Ended March 31,
(In thousands)	2024	2023
	(Unaudited)	(Unaudited)
Net loss	$(25,256)	$(17,673)
Other comprehensive (loss) gain:
Foreign currency translation adjustments	(1,747)	(1,589)
Net unrealized (loss) gain on investments (net of tax)	(2)	44
Comprehensive loss	$(27,005)	$(19,218)

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(In thousands)	2024	2023
	(Unaudited)	(Audited)
Assets
Current assets
Cash and cash equivalents	$51,985	$29,144
Marketable securities	12,003	11,726
Accounts receivable, net (including allowance of $271 and $586 as of March 31, 2024 and December 31, 2023, respectively)	12,346	9,911
Contract assets	5,205	6,215
Other current assets	12,241	12,340
Total current assets	93,780	69,336
Property and equipment, net	71,853	71,209
Operating lease right-of-use assets	14,324	14,921
Goodwill	50,051	51,155
Customer relationships	18,467	19,363
Other intangible assets	11,994	12,660
Other long-term assets, including restricted cash	7,503	8,181
Total assets	$267,972	$246,825
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$5,869	$8,012
Accrued wages and benefits	2,147	1,829
Contract liabilities, current portion	22,617	23,165
Other accrued expenses	11,309	8,540
Total current liabilities	41,942	41,546
Long-term debt	115,016	114,113
Contingent earnout liability	265	220
Deferred income tax liabilities	1,058	1,069
Warrant liability	10,672	5,988
Operating lease liabilities, net of current portion	12,488	13,079
Other long-term liabilities	1,221	272
Total liabilities	182,662	176,287
Commitments and contingencies
Stockholders’ equity
Common stock	3	2
Additional paid-in capital	519,400	477,624
Accumulated other comprehensive loss	(6,234)	(4,485)
Accumulated deficit	(427,859)	(402,603)
Total stockholders’ equity	85,310	70,538
Total liabilities and stockholders’ equity	$267,972	$246,825

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
(In thousands)	2024	2023
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net loss	$(25,256)	$(17,673)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,837	3,916
Stock-based compensation	3,628	2,646
Amortization of operating lease right-of-use assets	809	224
Amortization of debt issuance costs	900	554
Change in fair value of warrant liabilities	4,202	(746)
Change in fair value of contingent earnout liability	45	(76)
Issuance of stock warrants	2,399	—
Loss on decommissioned satellites and impairment of assets	432	—
Other, net	(20)	(104)
Changes in operating assets and liabilities:
Accounts receivable, net	(2,564)	97
Contract assets	624	(855)
Other current assets	392	117
Other long-term assets	516	410
Accounts payable	(1,508)	(604)
Accrued wages and benefits	343	323
Contract liabilities	775	1,259
Other accrued expenses	973	(548)
Operating lease liabilities	(872)	(230)
Net cash used in operating activities	(7,345)	(11,290)
Cash flows from investing activities
Purchases of short-term investments	(10,920)	(13,908)
Maturities of short-term investments	10,800	11,600
Purchase of property and equipment	(8,564)	(4,649)
Net cash used in investing activities	(8,684)	(6,957)
Cash flows from financing activities
Proceeds from Securities Purchase Agreements, net	37,881	—
Proceeds from long-term debt	—	19,886
Proceeds from exercise of stock options	267	—
Net cash provided by financing activities	38,148	19,886
Effect of foreign currency translation on cash, cash equivalents and restricted cash	711	(1,846)
Net decrease in cash, cash equivalents and restricted cash	22,830	(207)
Cash, cash equivalents and restricted cash
Beginning balance	29,641	47,569
Ending balance	$52,471	$47,362

GAAP to Non-GAAP Reconciliations

	Three Months Ended March 31,
(In thousands, except for share and per share amounts)	2024	2023
	(Unaudited)	(Unaudited)
Gross profit (GAAP)	$13,142	$13,808
Adjustments:
Exclude stock-based compensation	61	77
Exclude amortization of purchased intangibles	868	859
Exclude other acquisition accounting amortization	170	166
Gross profit (Non-GAAP)	$14,241	$14,910

Research and development (GAAP)	$9,909	$9,663
Adjustments:
Exclude stock-based compensation	(1,018)	(651)
Research and development (Non-GAAP)	$8,891	$9,012

Sales and marketing (GAAP)	$5,118	$6,850
Adjustments:
Exclude stock-based compensation	(675)	(437)
Sales and marketing (Non-GAAP)	$4,443	$6,413

General and administrative (GAAP)	$9,818	$11,770
Adjustments:
Exclude stock-based compensation	(1,874)	(1,481)
Exclude merger and acquisition related expenses	-	(1,015)
General and administrative (Non-GAAP)	$7,944	$9,274

Loss on decommissioned satellites (GAAP)	$178	$-
Adjustments:
Exclude loss on decommissioned satellites	(178)	-
General and administrative (Non-GAAP)	$-	$-

Loss from operations (GAAP)	$(11,881)	$(14,475)
Adjustments:
Exclude stock-based compensation	3,628	2,646
Exclude merger and acquisition related expenses	-	1,015
Exclude amortization of purchased intangibles	868	859
Exclude other acquisition accounting amortization	170	166
Exclude loss on decommissioned satellites	178	-
Loss from operations (Non-GAAP)	$(7,037)	$(9,789)

	Three Months Ended March 31,
(In thousands, except for share and per share amounts)	2024	2023
	(Unaudited)	(Unaudited)
Gross Margin (GAAP)	51%	57%
Adjustments:
Exclude amortization of purchased intangibles	3%	4%
Exclude other acquisition accounting amortization	1%	1%
Gross Margin (Non-GAAP)	55%	62%

Operating Margin (GAAP)	-46%	-60%
Adjustments:
Exclude stock-based compensation	14%	10%
Exclude merger and acquisition related expenses	0%	4%
Exclude amortization of purchased intangibles	3%	4%
Exclude other acquisition accounting amortization	1%	1%
Exclude loss on decommissioned satellites	1%	0%
Operating Margin (Non-GAAP)	-27%	-41%

Net loss (GAAP)	$(25,256)	$(17,673)
Adjustments:
Exclude stock-based compensation	3,628	2,646
Exclude merger and acquisition related expenses	-	1,015
Exclude amortization of purchased intangibles	868	859
Exclude other acquisition accounting amortization	170	166
Exclude change in fair value of contingent earnout liability	45	(76)
Exclude change in fair value of warrant liabilities	4,202	(746)
Exclude issuance of stock warrants	2,399	-
Exclude foreign exchange	1,538	(1,024)
Exclude other expense, net	551	762
Exclude loss on decommissioned satellites	178	-
Net loss (Non-GAAP)	$(11,677)	$(14,071)

Net loss per share (GAAP)	$(1.16)	$(0.98)
Adjustments:
Exclude stock-based compensation	0.17	0.15
Exclude merger and acquisition related expenses	-	0.06
Exclude amortization of purchased intangibles	0.04	0.05
Exclude other acquisition accounting amortization	0.01	0.01
Exclude change in fair value of warrant liabilities and change in value of contingent earnout liability	0.19	(0.05)
Exclude issuance of stock warrants	0.11	-
Exclude foreign exchange	0.07	(0.06)
Exclude other expense, net	0.03	0.04
Exclude loss on decommissioned satellites	0.01	-
Net loss per share (Non-GAAP)	$(0.53)	$(0.78)

Weighted-average shares used in computing basic net loss per share	21,813,045	18,096,363
Weighted-average shares used in computing diluted net income per share	21,813,045	18,096,363

	Three Months Ended March 31,
(In thousands, except for share and per share amounts)	2024	2023
	(Unaudited)	(Unaudited)
Net loss (GAAP)	$(25,256)	$(17,673)
Depreciation and amortization	6,837	3,916
Net Interest	4,599	4,013
Taxes	41	269
EBITDA	(13,779)	(9,475)
Change in fair value of contingent earnout liability	45	(76)
Change in fair value of warrant liabilities	4,202	(746)
Issuance of stock warrants	2,399	-
Foreign exchange	1,538	(1,024)
Stock-based compensation	3,628	2,646
Mergers and acquisition related expenses	-	1,015
Other acquisition accounting amortization	170	166
Loss on decommissioned satellites	178	-
Other expense, net	551	762
Adjusted EBITDA	$(1,068)	$(6,732)

Net cash used in operating activities	$(7,345)	$(11,290)
Purchase of property and equipment	(8,564)	(18,915)
Free Cash Flow	$(15,909)	$(30,205)

GAAP to Non-GAAP Reconciliations – Q2 2024 and Full Year 2024 Financial Outlook

(In thousands, except for share and per share amounts)	Q2'24 Ranges
	Low	High
Revenue	$29,000	$33,000
	Low	High
Loss from operations (GAAP)	$(11,300)	$(7,300)
Adjustments:
Exclude stock-based compensation	3,700	3,700
Exclude amortization of purchased intangibles	900	900
Exclude other acquisition accounting amortization	200	200
Exclude loss on decommissioned satellites	3,500	3,500
Loss from operations (Non-GAAP)	$(3,000)	$1,000

	Low	High
Net loss per share (GAAP)	$(0.63)	$(0.51)
Adjustments:
Exclude stock-based compensation	0.13	0.17
Exclude purch intangibles and other purch acctg amortization	0.05	0.05
Exclude other expense, net	0.00	0.00
Exclude loss on decommissioned satellites	0.14	0.14
Net loss per share (Non-GAAP)	$(0.31)	$(0.15)
Weighted-average shares used in computing basic and diluted net loss per share	24,650,000	24,650,000

	Low	High
Net loss (GAAP)	$(15,500)	$(12,500)
Depreciation and amortization	5,300	5,300
Net Interest	4,600	4,600
Taxes	100	100
EBITDA	(5,500)	(2,500)
Stock-based compensation	3,700	3,700
Other expense, net	100	100
Other acquisition accounting amortization	200	200
Exclude loss on decommissioned satellites	3,500	3,500
Adjusted EBITDA	$2,000	$5,000

(In thousands, except for share and per share amounts)	FY 2024 Ranges
	Low	High
Revenue	$122,000	$132,000

	Low	High
Loss from operations (GAAP)	$(33,600)	$(23,600)
Adjustments:
Exclude stock-based compensation	14,700	14,700
Exclude amortization of purchased intangibles	3,500	3,500
Exclude other acquisition accounting amortization	700	700
Exclude loss on decommissioned satellites	3,700	3,700
Loss from operations (Non-GAAP)	$(11,000)	$(1,000)

	Low	High
Net loss per share (GAAP)	$(2.40)	$(2.07)
Adjustments:
Exclude stock-based compensation	0.60	0.68
Exclude purch intangibles and other acq acctg amortization	0.17	0.17
Exclude change in fair value of warrant liabilities	0.17	0.17
Exclude foreign exchange	0.06	0.06
Exclude other expense, net	0.14	0.14
Exclude loss on decommissioned satellites	0.15	0.15
Net loss per share (Non-GAAP)	$(1.11)	$(0.70)

Weighted-average shares used in computing basic and diluted net loss per share	24,200,000	24,200,000

	Low	High
Net loss (GAAP)	$(58,100)	$(50,100)
Depreciation and amortization	19,500	19,500
Net Interest	17,200	17,200
Taxes	300	300
EBITDA	(21,100)	(13,100)
Change in fair value of warrant liabilities	4,200	4,200
Foreign exchange	1,500	1,500
Other expense, net	3,300	3,300
Stock-based compensation	14,700	14,700
Other acquisition accounting amortization	700	700
Loss on decommissioned satellites	3,700	3,700
Adjusted EBITDA	$7,000	$15,000

Contacts

For Media:

Kristina Spychalski

Head of Communications

Kristina.Spychalski@spire.com

For Investors:

Benjamin Hackman

Head of Investor Relations

Benjamin.Hackman@spire.com